SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2004

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of Incorporation)	1-14306 (Commission File Number)	94-1722214 (I.R.S. Employer Identification Number)

44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809

(Address of principal executive offices, including zip code)

415-445-6530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7:	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following exhibits are filed with this Form 8-K:

99.1	Material to be presented by BRE Properties, Inc. on June 7, 2004 at the NAREIT Institutional Investor Forum.

Item 9:	Regulation FD Disclosure.

On June 7, 2004 we will present materials at the NAREIT Institutional Investor Forum. A copy of the materials are attached hereto as Exhibit 99.1 and incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2004	By:	/s/ EDWARD F. LANGE, JR.

Edward F. Lange, Jr. Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit 99.1	Materials to be presented by BRE Properties Inc. on June 7, 2004 at the NAREIT 2004 Institutional Investor Forum.

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